KEG MANAGEMENT AGREEMENT


         This Keg Management Agreement ("Agreement") dated effective as of February 21, 1997, is between MicroStar Keg Management, L.L.C., a Delaware
Limited Liability Company whose address is P. O. Box 3129 Redmond, Washington 98073 ("MicroStar") and Mendocino Brewing Company, Inc., a California corporation, whose address is 13351 South Highway 101, Hopland, California 95449 (referred to herein and in the Exhibits hereto either as "Brewing Company" or "Mendocino").

                           RECITATIONS AND DEFINITIONS

1. MicroStar is engaged in the logistical management of stainless steel kegs, primarily for the craft beer/micro-brewing industry and has developed proprietary concepts, arrangements and systems for the ownership, licensing of the use of, tracking and retrieval of kegs.

2. Brewing Company is engaged in the business of brewing premium and/or special quality or custom beers and desires to more efficiently service existing markets while simultaneously expanding its business in both existing and potential new market areas.

3. Brewing Company desires to utilize the services of MicroStar in order to avoid the capital outlay and manpower/administrative costs and risks associated with keg ownership, thereby enabling Brewing Company to direct additional resources to its brewing business. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

4.
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5. For purposes of this Agreement the term "kegs" shall mean and refer to beer kegs that are straight-sided with a single opening and an American Sankey-type neck, having a full U.S. half-barrel (15.5 gallon) capacity, with minimum chime (skirt) thickness of 2.00 mm and minimum sidewall (body/shell) thickness of 1.32 mm which have not been used to store or transport wine, and which are capable of being cleaned to Brewing Company's reasonable satisfaction by using the procedures specified in this Agreement.

         In consideration of the premises and of the mutual covenants and agreements of the parties as hereinbelow set forth, the parties have agreed as follows:

Section 1.        Procurement of Kegs, Delivery, and Acceptance.

                   1.1.     Purchase Agreement.

                   a. MicroStar will acquire from Brewing Company any kegs which Brewing Company now or hereafter may own and desire to make subject to this Agreement, provided that such kegs conform to the definition of "keg" set forth in this Agreement and are of a condition and quality acceptable to MicroStar. The purchase price for any and all kegs purchased from Brewing Company shall be separately agreed upon in writing after verification of condition and quality and the quantity of kegs shall be subject to acquisition audit verification by MicroStar. The final acquisition inventory of kegs shall be approved in writing by authorized representatives of MicroStar and Brewing Company. Payment by MicroStar for the kegs so purchased from Brewing Company shall be made when MicroStar has verified that such kegs may be sold and assigned to MicroStar free of any lien or encumbrance and the subject kegs have been physically marked by MicroStar with its proprietary markings, which shall be done at Brewing Company's facilities in lots no smaller than one hundred (100) kegs. Placement of physical markings shall be performed by MicroStar's field personnel as expeditiously as possible and shall be initiated no more frequently than once per month, until all kegs so sold by Brewing Company to MicroStar shall have been identified. An appropriate Bill of Sale identifying the kegs acquired by MicroStar shall be executed and delivered contemporaneously with the payment by MicroStar.

                   b. In the event that Brewing Company does not presently own kegs (as herein defined) or does not own a sufficient quantity of kegs to conduct and/or expand its business, or in the event that Brewing Company does not desire to subject its entire existing inventory of owned kegs to this Agreement, Brewing Company shall provide MicroStar with a projection of its anticipated keg requirements during the period April 1, 1997 through June 30, 1997. Contemporaneously, with the furnishing of such ninety (90) day projection, Brewing Company shall submit its initial request for deliveries of kegs and MicroStar will thereupon obtain and provide the requisite quantity of kegs in accordance with the provisions of Section 2.2 hereof.

                   1.2.     Incidents of Ownership and Control

                  All kegs purchased by MicroStar from Brewing Company and/or otherwise obtained and provided by MicroStar for purposes of this Agreement shall be owned and subject to the exclusive right of control and disposition of MicroStar, subject however to the rights of Brewing Company hereunder as a licensee of the right to use such kegs for the purposes and in the manner contemplated by this Agreement. Brewing Company agrees to execute, at the request of MicroStar, an appropriate statement for filing in the Uniform Commercial Code records of each state in which MicroStar kegs are utilized hereunder for the purpose of providing notice of the existence of this Agreement and of MicroStar's ownership of all kegs licensed for Brewing Company's use hereunder. MicroStar shall prepare the statements and file them at MicroStar's sole expense. After termination of this Agreement, MicroStar shall promptly execute such termination statements as Mendocino may reasonably request and which Mendocino shall file at Mendocino's sole expense.

                            KEG MANAGEMENT AGREEMENT
                                     Page 2

Section 2.        License of Keg Use

                   2.1      Basic Use Fee

                  Brewing Company shall pay a use fee of XXXXXXXXXXXXXXXXXXXXXXX X per keg, per filling, which shall be invoiced and payable on net thirty (30) day terms for each keg delivered to the Brewing Company location(s) designated by Brewing Company. Except as specifically provided below, MicroStar shall pay all freight and insurance costs associated with the transporting of empty kegs to Mendocino and shall bear all risk of loss of the empty kegs during transit. With respect to kegs so utilized by Brewing Company which are filled by Brewing Company and delivered to the regional wholesalers identified in Exhibit "A-1" hereto (whose proximity of location to Brewing Company facilitates MicroStar's retrieval administration) the use fee shall be adjusted by rebate or credit to Brewing Company in the amount of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX per keg. If applicable, Brewing Company may further specify on Exhibit "A-2" of this Agreement up to three (3) local wholesalers which currently impose no freight charge upon Brewing Company for the return of kegs, provided that (i) the wholesalers so designated agree to extend such free keg return arrangements to the keg deliveries to be made pursuant to this agreement, (ii) the timing, quantities and other arrangements relating to such keg returns are and remain consistent with the specific delivery terms prescribed by MicroStar, and (iii) Brewing Company agrees to assume and be responsible for any and all cost of freight for the return of all kegs from such designated local wholesalers. For each full keg sold by Brewing Company to such designated local wholesalers, the applicable adjustment by rebate or credit to Brewing Company will be XXXXXXXXXXXXXXXXXXXX per keg (resulting in an effective use fee to Brewing Company hereunder of XXXXXXXXXXXXXXXXXXXX per keg). In the event that any one of the above specified requirements for status as a designated local wholesaler ceases to be applicable, then effective on the date such requirement is no longer satisfied, the affected wholesaler shall automatically be regarded as a regional wholesaler covered by Exhibit "A-1" of this Agreement. With respect to kegs used by Brewing Company in on-site pub operations or self-distributed by Brewing Company, the use fee shall be XXXXXXXXXXXXXXXXXXXX per keg, per filling. Invoices for such fees will be based upon the monthly report of sales submitted by Brewing Company to applicable state authorities in relation to its on-site pub operations or self-distributed sales, a copy of which shall be furnished to MicroStar at the time such report is filed. The use fee is subject to an increase of up to XXXXXXXXXXXXXXXXX during any given twelve (12) consecutive month time period in the event of an increase of XXXXXXXXXXXXXXXXXXXXXXXXX or more in national or applicable regional trucking charges incurred by MicroStar in relation to the performance of this Agreement during any such twelve (12) consecutive month time period. MicroStar shall provide written notice thirty
(30) days in advance of any increase to the use fee.

                   2.2      Delivery of Kegs per Brewing Company's Requirements

                  Brewing Company shall notify MicroStar of Brewing Company's specific keg delivery date requirements by written notice, including facsimile transmittal or other notification arrangements approved in writing by Brewing Company and MicroStar, to be received not less than thirty (30) days prior to Brewing Company's requested delivery dates. Such notice shall include a specification of all requested keg quantities in lots of two hundred (200) or more.

                            KEG MANAGEMENT AGREEMENT
                                     Page 3

MicroStar will forward a written confirmation of its receipt of Brewing Company's notice of requirements by facsimile or U.S. Mail prior to the close of the business day following the date of MicroStar's receipt of such notice. Brewing company shall use its best efforts to ensure that Brewing Company's inventory of MicroStar kegs does not exceed Brewing Company's actual thirty (30) day requirements. In the event that Brewing Company's requirements at any time or for any reason (e.g. seasonal product demand, business expansion, etc.) will exceed its most recently specified prior requirements by twenty percent (20%) or more and/or relate to deliveries to new locations of Brewing Company or wholesalers, Brewing Company shall be required to provide ninety (90) days advance written notice to MicroStar of such requirements. MicroStar shall endeavor to effectuate the delivery of the requested kegs to Brewing Company at its designated locations within the continental United States in accordance with Brewing Company's timely notification of keg requirements. All kegs delivered hereunder shall conform to the keg standard specified herein and shall not have been utilized to store or transport wine. Delivery shall be deemed to conform to the requirements of this Agreement if the actual time of delivery is within seventy-two (72) hours prior or subsequent to the specifically requested delivery time and the quantities so delivered (not counting any delivered kegs which are not in good and useable condition as determined by inspection by Mendocino) are within a ten percent (10%) variance of the specifically requested quantity of kegs. In the event that MicroStar is unable to meet the foregoing requirements of a conforming delivery to Brewing Company, MicroStar shall perform as soon as possible thereafter and shall impose no use fee with respect to any such non-conforming keg shipment. In the event that any non-conforming kegs are delivered to Mendocino, Mendocino shall segregate and securely store such kegs until MicroStar has arranged, at MicroStar's expense, for the pick-up and transportation of such kegs, which pick-up and transportation arrangements shall be concluded and implemented within thirty (30) days of the date of any such non-conforming delivery. The parties acknowledge and agree that non-conforming delivery(ies) give Brewing Company a right to terminate this Agreement pursuant to the terms of Section 11.6 of this Agreement.

                  If Mendocino in its judgment would suffer a significant impairment by MicroStar's inability to meet the requirements of a conforming keg shipment, Mendocino may at its option purchase kegs from any source to fulfill the shortage. If after such an event(s) Mendocino elects not to terminate this agreement pursuant to Section 11.6, MicroStar must purchase and take ownership of the kegs from Mendocino for purposes of this agreement at Mendocino's cost which includes shipping and handling.

Section 3.        Arrangements and Agreements with Wholesalers

                   3.1.     Notification and  Compliance  Obligations of Brewing
                            Company

                   a. Brewing Company will join with MicroStar in the issuance of a notice to all wholesalers to which Brewing Company delivers product in kegs subject to this Agreement that such kegs shipped by Brewing Company are owned by MicroStar as of the effective date specified in such notice (being the date on which keg ownership was acquired by MicroStar hereunder). Such notice will further evidence the authority of MicroStar to collect and administer the deposits required to be made by wholesalers in accordance with this Agreement, to perform audits as contemplated by this Agreement, and to retrieve all kegs delivered to the wholesaler. The form of notice of terms and conditions applicable to wholesalers is attached

                            KEG MANAGEMENT AGREEMENT
                                     Page 4
hereto as Exhibit "B" and is intended to apprise wholesalers of the rights and responsibilities of MicroStar pursuant to this agreement and to express and evidence the agreement of wholesalers to the specified terms and conditions applicable to wholesalers.

                  Brewing Company will require in pertinent negotiations and agreements with its wholesalers that all wholesalers agree to remit to MicroStar a security deposit based upon the amount of XXXXXXXXXXXXXXXXXXXXXXXX per keg, to be billed by and paid to MicroStar to cover the loss (based on a charge of XXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXX per keg) of any keg owned by MicroStar that cannot be located by such wholesaler. Execution of Exhibit "B" by Brewing Company and a wholesaler constitutes compliance with the foregoing sentence. As set forth in the form of notice of terms and conditions attached as Exhibit "B", wholesalers shall be required to acknowledge that periodic charges to and withdrawals from the security deposit will be made by MicroStar for kegs that cannot be located and that credit memos will be issued whenever kegs are returned and whenever kegs previously classified as lost are located. Wholesalers will be invoiced in the amount of XXXXXXX as a "loss" call whenever any loss is charged to the deposit and will receive a credit memo and refund of a previously billed lost keg charge whenever such "lost" keg for which a loss charge was made is located and returned.

                   b. Pursuant to the notice of terms and conditions to wholesalers, all wholesalers shall be required to provide a monthly written report of movement of MicroStar kegs in a form prescribed by MicroStar, including inventory by brewer (including Brewing Company and any other brewers contracting with MicroStar who deliver product to the affected wholesaler), empty kegs on hand and kegs in the retail system. Wholesalers shall also agree to respond to weekly verbal inquiries by MicroStar representatives concerning the extent of empty MicroStar kegs in the wholesaler's system. MicroStar shall be authorized to conduct periodic audits of the wholesaler's inventory of MicroStar kegs, including kegs in the retail system, which audits will be performed either quarterly or semi-annually, depending upon the extent of the wholesaler's inventory and any discrepancies ascertained as a result of prior audits, etc.

                   c. In the event that a wholesaler to whom Brewing Company delivers product fails to remit the security deposit of XXXXXXXXXXXXXXXXXXXXXXXX per keg to MicroStar within ninety (90) days after MicroStar's date of invoice for such deposit, then Brewing Company agrees to promptly issue Brewing Company's own invoice to the affected wholesaler and to use reasonable efforts to collect the applicable deposit and remit the same to MicroStar. Upon making such payments, Brewing Company shall then be subrogated to the claims that MicroStar had against the wholesaler.

                   d. With respect to any on-site pub sales and/or self-distributed sales, Brewing Company shall be subject to all of the terms, obligations, and conditions applicable to wholesalers, including but not limited to deposits, loss fees, audits, etc., as set forth in this Agreement.

Section 4.  Trademark License

         Brewing Company hereby licenses to MicroStar, for the limited purposes of producing mandatory self-adhesive producing brewer/product labels and without direct monetary

                            KEG MANAGEMENT AGREEMENT
                                     Page 5
compensation from MicroStar, Brewing Company's registered trademarks, trade names, slogans, and trade dress to the extent that any of these are depicted on the label. Brewing Company will have the ownership of and copyright in any artwork created for the label(s). MicroStar may not use such copyrighted artwork for purposes other than the mandatory labels, and MicroStar obtains no other rights to Brewing Company's registered trademarks, trade names, slogans, and trade dress or their use. Except as expressly provided, no right, property, license, permission or interest of any kind in or to the use of any trademark, trade name, color combination, insignia or device owned or used by Brewing Company is or is intended to be given or transferred to or acquired by MicroStar by the execution, performance or nonperformance of this Agreement or any part of it. MicroStar shall not permit any other brewer or product producer to distribute its products in any keg bearing Brewing Company's logo, label, or other identifying mark.

Section 5.  Confidentiality; SEC Reporting

         MicroStar and Brewing Company must hold in strictest confidence and may not disclose to others or use other than for purposes of this Agreement any data, reports, writings and communications and any other information provided to, learned by or made available to them by the other party in the course of this Agreement (collectively referred to as "Information") except as the other party expressly authorizes in writing. Mendocino may file a copy of this Agreement as an exhibit to any filing required of Mendocino under federal or
state       securities       laws,       with      dollar       amounts      and
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX omitted pursuant to a confidentiality request to the extent permitted by the agency with which the report is filed. Both MicroStar and Brewing Company acknowledge that all Information provided or learned by them in connection with this Agreement constitutes trade secret data and/or proprietary information of great value. Both MicroStar and Brewing Company agree not to use such Information in any way for their own benefit. This obligation of strict confidentiality is also applicable to each party's employees. It continues for so long as the information remains confidential. In the event that either party receives notice of an attempt by anyone to obtain a court order compelling any disclosure of any Information, they shall immediately notify the other party.

         Nothing in this section in any way restricts or impairs either party's right to use, disclose or otherwise deal with any Information or data which:

          1) at the time of disclosure is generally available to the public or thereafter become available to the public by publication or otherwise through no act of that party;

          2) that party can demonstrate was within its possession prior to the time of disclosure and was not acquired directly or indirectly from the other party or any person, firm or corporation acting on its behalf, or

          3) is independently made available as a matter of right to either party by a third party who is under no confidentiality obligation to the other party.

Section 6:  Indemnity

                            KEG MANAGEMENT AGREEMENT
                                     Page 6

         Each party must indemnify and hold harmless the other party, the other party's parents, subsidiaries and affiliated companies, and all of their respective officers, managers, directors, employees and agents from any and all liabilities, damages, claims, suits, judgments, costs and expenses (including reasonable attorney's fees and court costs), directly or indirectly incurred in relation to third party claims against a party hereto as a result of:

          1) the actions, including but not limited to negligence, of that party relating to this Agreement and the performance of this Agreement;

          2) the breach of any of the provisions of this Agreement by that party;

          3) alleged patent, trademark or copyright infringement or any claims by third persons based upon or arising out of or in connection with any statements, illustrations, research data, advertising, product claims, representations or warranties of that party for the purposes of this Agreement;

          4) any and all claims, demands, actions, and causes of action which are hereafter made or brought against that party by any person for the recovery of damage for the injury, illness, or death of any person which is caused or alleged to have been caused by any services/products provided by the other party hereto.

         These obligations survive the termination of this Agreement.

Section 7.  Insurance

         MicroStar and Brewing Company each must carry and maintain at their own expense and in full force and effect at all times during the term of this Agreement and for one (1) year thereafter Commercial General Liability Insurance with a limit of liability of no less than XXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         The insurance coverage required under this section must:

          1) include contractual liability coverage which specifically insures the hold harmless and indemnification provisions of Section 6 of this Agreement;

          2) be secured and maintained under an occurrence form policy or coverage form reasonably acceptable to the other party's insurance department;

          3)  be placed with an insurer of recognized responsibility;

          4) name the other party and affiliated companies as "additional named insured" and

          5) provide for at least thirty (30) days advance written notice to the other party of any cancellation or any material change in the coverage;

          6) provide transit coverage for shipments authorized by such party and the bill of lading will be so termed.

                            KEG MANAGEMENT AGREEMENT
                                     Page 7

         Neither party may cancel any insurance policy maintained pursuant to the requirements of this paragraph without the prior written consent of the other. Upon written request, a certificate of insurance will be sent to the requesting party.

Section 8.        Term and Exclusivity of Agreement

                   8.1.     Term of Agreement

                  This Agreement shall be for an initial term of five (5) years. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXX In the event that no such election to terminate is made, the five (5) year term of this Agreement shall commence on October 1, 1997 or on the first day of the month next following the month in which Mendocino's monthly keg requirements hereunder first exceed five thousand (5,000) kegs.

                   8.2.     Exclusivity of Arrangements

                  Except in the instance of Brewing Company's retention of any pre-existing owned keg inventory for its own local market use, during the initial and any extended term of this Agreement, Brewing Company shall use MicroStar as the exclusive source of all beer kegs utilized in its brewing operation. Without limitation of and subject to the foregoing, Brewing Company agrees that during the term of this agreement or any extension hereof, Brewing Company shall not conclude or enter into any agreement or understanding with any third-party regarding sale of any of its Sankey kegs or regarding the purchase, lease or licensing of any kegs (whether of the Sankey type or otherwise) for use in Brewing Company's business, except as provided in the last paragraph of
Section 2.2.

Section 9:        Cleaning of Kegs

                   9.1.     Cleaning Responsibilities of Brewing Company

                  Brewing Company acknowledges the responsibility to clean all kegs delivered to Brewing Company by MicroStar in accordance with the minimum washing standards for either a sterilizing sequence (steam) or a sanitizing sequence (oxine) and to implement the quality control checks prescribed by MicroStar, as specifically set forth in Exhibit "C" hereto.

Section 10:       Information and Records/Accounting Procedures

                            KEG MANAGEMENT AGREEMENT
                                     Page 8

                   10.1.    Responsibilities of Brewing Company

                  During  the  term of this  Agreement,  Brewing  Company  shall provide MicroStar with copies of all bills of lading from all of its brewery locations for all draft beer shipments to wholesalers within twenty-four (24) hours of the time of shipment. Additionally, Brewing Company shall maintain accurate records reflecting monthly beginning and ending inventories of kegs, keg locations and verification of deliveries of kegs from MicroStar to Brewing Company and of all deliveries to wholesalers, and shall provide copies of such records to MicroStar on a monthly basis. Brewing Company agrees to report all requisite information on such forms as MicroStar may from time-to-time prescribe and furnish for such purposes.

                  Brewing Company shall not knowingly utilize any MicroStar-owned kegs in its operations which are not specifically subject to this agreement. Brewing Company shall be charged the sum of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX per keg for any keg subject to this agreement which an audit substantiates to have been lost while under Brewing Company's control.

                   10.2.    Responsibilities of MicroStar

                  MicroStar shall provide to Brewing Company such information and records as may be appropriate to substantiate all use fees, and all charges and credits associated with the deposit arrangements to be established between Brewing Company and wholesalers in accordance with the provisions of Section 3.1.b. hereof.

                   10.3.    Audit Rights of the Parties

                  MicroStar and Brewing Company each shall have the right to review and audit at reasonable intervals the records and information maintained or acquired by the other party hereto for the purpose of determining, verifying or analyzing any deliveries, retrievals, charges or credits arising in the course of performance of this Agreement. Audits shall be conducted during normal business hours with 24 hours advance notice given during normal business hours. Any expenses incurred by a party in relation to record keeping or reporting of information contemplated by this Agreement, shall be borne by the party charged with maintaining such records and providing such information. Expenses incurred by a party in relation to audits performed hereunder shall be borne by the party undertaking such audit.

                   10.4.    Accounting Procedures

                  The initial accounting procedures formulated by MicroStar are set forth in Exhibit "D" hereto. MicroStar may only supplement or revise the procedures as set forth in Exhibit "D" hereto with the express written consent of Brewing Company. The accounting procedures are not intended to impose any material obligation on Brewing Company that is not set forth in the body of this Agreement. In the event of any conflict between the accounting procedures and this Agreement, this Agreement shall control.

Section 11:       Miscellaneous

                            KEG MANAGEMENT AGREEMENT
                                     Page 9

                   11.1.    Amendment and Supplementation

                  This Agreement and the Exhibits hereto may be amended or supplemented only by a written instrument executed by MicroStar and Brewing Company.

                   11.2.    Independent Contractor

                  This Agreement does not constitute or give rise to a partnership between the parties. All operations by each party under the terms of this Agreement are carried on by it as independent contractor and not as an agent for the other.

                   11.3.   Third-Party Beneficiary Status

                  To the extent necessary to accord MicroStar the full scope of entitlements, rights and authorities in relation to Brewing Company's agreements and arrangements with wholesalers as contemplated hereby, MicroStar shall be recognized as a third-party beneficiary of such agreements and arrangements. Brewing Company is an intended third-party beneficiary or all provisions of this Agreement concerning limitations on the use of the kegs by others and limitations on the use of Brewing Company's trademarks, labels, and logos.

                    11.4.   Force Majeure

                  Subject to the rights and  obligations  of the  parties  under
Section 11.6, in the event that any obligation hereunder, other than the obligation to remit any payment due hereunder, cannot be timely performed due to circumstances beyond the reasonable control of a party hereto, the time period for the performance of such obligation shall be reasonably extended until the conditions precluding, impairing or delaying performance have been resolved. Notwithstanding the foregoing, as a general and overarching principle, nothing in this Agreement precludes Brewing Company from obtaining the use of kegs from other sources during any period during which MicroStar fails to provide sufficient quantities of kegs to Brewing Company.

                   11.5.    Producing Brewer/Product Label

                  MicroStar has designed a pro forma producing brewer/product label for participants in the MicroStar program. Utilizing the basic MicroStar - prescribed form, Brewing Company will be responsible for preparing a final label form and requesting and obtaining a Certificate of Label approval ("COLA") from the Bureau of Alcohol, Tobacco and Firearms. Additionally, Brewing Company will be responsible for requesting and obtaining any and all requisite approvals from the requisite authorities in states where Brewing Company's products are is distributed in MicroStar kegs. Copies of Certificates or other evidence of Federal and State label approval, as applicable, shall be furnished to MicroStar upon request. Brewing Company shall duly affix the MicroStar prescribed self-adhesive label in a manner which completely covers any prior producer or brewer label and expressly agrees not to ship its products in any kegs which reflect the label of a prior producer/brewer utilizing such keg. MicroStar shall impose an identical obligation on all future users of kegs with whom MicroStar contracts, and

                            KEG MANAGEMENT AGREEMENT
                                     Page 10
shall use MicroStar's reasonable best efforts to obtain similar agreements with all existing users of MicroStar kegs.

                   11.6.    Changes in Economic Conditions/Right of Termination

                  In the event that as a result of business or economic developments occurring after the effective date hereof, including without limitation any determination by Brewing Company that the economic consequences of this Agreement are unacceptable, and any decision by Brewing Company to cease or diminish production of draft beer, the transactions contemplated by this Agreement cannot be implemented or continued by a party hereto without undue cost, loss or detriment to such party, the party experiencing such adverse consequences shall have the right, upon notification to the other party of the particulars of such developments, to cancel this Agreement effective thirty (30) days after the giving of such written notice. In the event of any such termination, Brewing Company shall repurchase kegs from MicroStar in a quantity equal to three times the average monthly keg deliveries to Brewing Company effectuated during the immediately preceding six (6) month period (the "Keg Purchase Quantity") at prices set forth in Exhibit "E" based on the age of the keg. The kegs to be purchased pursuant to this Section 11.6 shall be such kegs as are then currently available for disposition by MicroStar and it is understood by the parties hereto that the age of the kegs which may then be available cannot presently be ascertained. The requisite quantities of kegs shall be delivered monthly in prorated portions by MicroStar at its sole cost, risk and expense to Brewing Company's designated location(s) over an approximate three (3) month period. After confirmation of delivery of conforming kegs, a Bill of Sale will be delivered assigning title to the kegs to Brewing Company free and clear of any lien or security interest and Brewing Company shall contemporaneously remit payment for all kegs so purchased.

                  If the foregoing right of termination is exercised by MicroStar, MicroStar shall, upon the request of Brewing Company, allow this Agreement to remain in effect for sixty (60) days after the otherwise applicable effective date of termination in order to afford Brewing Company an opportunity to arrange financing for the purchase of the kegs Brewing Company is obligated to purchase hereunder. In such event, the quantity of kegs subject to the purchase obligation shall be delivered monthly in prorated portions to Brewing Company's designated location(s) over an approximate three (3) month period commencing at the end of such sixty (60) day extension. In the event of Brewing Company's exercise of the foregoing right of termination for economic reasons, Brewing Company agrees not to utilize the services of any company engaged in performing the same or substantially similar services to those of MicroStar for a period of three (3) years from the date of such termination.

                   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                   11.7.    Choice of Law

                            KEG MANAGEMENT AGREEMENT
                                     Page 11

                  This Agreement and the performance hereof shall be construed in accordance with, and governed by the internal laws of the state of California.

                   11.8.    Ad Valorem or Use Taxes

                  Any ad valorem, personal property, use or similar taxes imposed as a result of Brewing Company's physical custody or use of MicroStar-owned kegs shall be the responsibility of Brewing Company. MicroStar shall not seek reimbursement from Brewing Company of any personal property or similar taxes paid by MicroStar.

                   11.9.    Notices

                  Notices and communications required or permitted hereunder shall be in writing and any communication hereunder shall be deemed to be duly made if actually delivered, transmitted by facsimile, or mailed, prepaid to the parties as follows:

         MicroStar Keg Management, L.L.C.        Mendocino Brewing Company, Inc.
         8567 154th Ave. N.E.                    13351 South Highway 101
         Redmond, Washington  98052              Hopland, California  95449
         Attention:  Robert M. Imeson            Attention: Michael Laybourn
         FAX (206) 883-6300                      and Norman H. Franks
                                                 FAX (707) 744-1910

                  MicroStar shall send a copy of any notice to Mendocino, at the same time and in the same or equivalent manner, to:

                      Enterprise Law Group, Inc.
                      Menlo Oaks Corporate Center
                      4400 Bohannon Drive, Suite 280
                      Menlo Park, California 94025-1041
                      Attention: Wayland M. Brill, Esq./Nelson D. Crandall, Esq.
                      (415) 462-4747 (FAX)
                      (415) 462-4700 (Voice)

A party may change its address for purposes of this Section 11.9 by giving the other party written notice of the new address in the manner set forth above.


                   11.10.   Captions

                  The  headings  and   captions  in  this   Agreement   are  for
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                   11.11.   Exhibits

                            KEG MANAGEMENT AGREEMENT
                                     Page 12

                  All Exhibits attached to or referred to in this Agreement are incorporated into and made a part of this Agreement. However, in the event of a conflict, the terms of this Agreement shall supersede those of an Exhibit hereto.

         THIS AGREEMENT is executed on the date set forth below each party's respective signature.

                                                MICROSTAR KEG MANAGEMENT, L.L.C.


                                                By:      /s/ Michael H. Leede
                                                   -----------------------------
                                                Name:    Michael H. Leede
                                                     ---------------------------
                                                Title:   Manager
                                                     ---------------------------
                                                Date:    February 28, 1997
                                                     ---------------------------

                                                MENDOCINO BREWING COMPANY, INC.

                                                By:      /s/ Norman H. Franks
                                                   -----------------------------
                                                Name:    Norman H. Franks
                                                     ---------------------------
                                                Title:  Vice President and Chief
                                                     ---------------------------
                                                        Financial Officer
                                                     ---------------------------
                                                Date:
                                                     ---------------------------


                            KEG MANAGEMENT AGREEMENT
                                     Page 13

                    EXHIBIT "A-1" TO KEG MANAGEMENT AGREEMENT





                          List of Regional Wholesalers

                    EXHIBIT "A-2" TO KEG MANAGEMENT AGREEMENT





                            List of Local Wholesalers

                     EXHIBIT "B" TO KEG MANAGEMENT AGREEMENT

MICROSTAR KEG MANAGEMENT, L.L.C.
P. O. Box 3129
Redmond, Washington  98073



                                                      ____________________, 1997


TO:  ALL  WHOLESALERS   PURCHASING  FROM  Mendocino   Brewing   Company,   Inc.,
("MENDOCINO")

RE:     KEG MANAGEMENT  AGREEMENT  CONCLUDED BETWEEN  ____________ AND MICROSTAR
KEG MANAGEMENT, L.L.C.; TERMS AND CONDITIONS APPLICABLE TO WHOLESALERS

Mendocino delivers its products in kegs to ____________________ ("Wholesaler"). Mendocino and MicroStar Keg Management, L.L.C. ("MicroStar") hereby notify Wholesaler that effective ________________, 1997 all shipments from Mendocino will be made in kegs owned by MicroStar and subject to MicroStar's administration and retrieval rights and responsibilities under a Keg Management Agreement between Mendocino and MicroStar dated , 1997 ("the Keg Management Agreement").

Pursuant to the Keg Management Agreement, Mendocino is required to obtain Wholesaler's agreement to the terms and conditions applicable to the MicroStar-owned kegs and to the administrative services being performed by MicroStar for Mendocino. The pertinent requirements applicable to Wholesaler are as follows:

         1) Deposits. A deposit computed based upon the amount of XXXXXX per keg ("the Deposit") for each MicroStar keg delivered to Wholesaler will be billed to Wholesaler by MicroStar and shall be payable directly to MicroStar. The Deposit shall serve as security to MicroStar against the loss of any keg owned by MicroStar, based on a charge of XXXXXXX per keg, for any keg the location of which cannot be ascertained. Periodic charges to and withdrawals from the Deposit will be made for kegs which cannot be located. Similarly, credit memos will be issued by MicroStar whenever kegs are returned and whenever kegs previously classified as lost are located. Wholesaler will be invoiced in the amount of XXXXXXX as a loss call whenever any loss is charged to the Deposit and will receive a credit memo from MicroStar and refund of the loss call whenever a previously lost keg for which a loss charge was made is located and returned.

         2) Audits. Wholesaler shall be required to provide a monthly written report of the movement of MicroStar kegs in the form(s) prescribed by MicroStar, including inventory by brewer (including Mendocino and any other brewers contracting with MicroStar who deliver product to Wholesaler), empty kegs on hand and kegs in the retail system. Wholesaler also agrees to respond to weekly verbal inquiries by MicroStar representatives concerning the extent of empty MicroStar kegs in Wholesaler's system. MicroStar shall be authorized to conduct periodic audits of Wholesaler's inventory of MicroStar kegs, including kegs in the retail system, which audits will be performed either quarterly or semi-annually, depending upon the extent of Wholesaler's inventory and any discrepancies ascertained as a result of prior audits, etc.

Wholesaler's acceptance of deliveries of MicroStar kegs from Mendocino will evidence Wholesaler's agreement to the foregoing terms, conditions and policies.

Please confirm receipt of this notice and Wholesaler's agreement to the foregoing terms by signing below and returning a copy of this notice and agreement to MicroStar at the address shown above.

Mendocino Brewing Company, Inc.                 MICROSTAR KEG MANAGEMENT, L.L.C.

By:                                             By:
   -----------------------------                   -----------------------------

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

WHOLESALER:

By:
   -----------------------------

                     EXHIBIT "C" TO KEG MANAGEMENT AGREEMENT

                  MINERAL WASHING/STERILIZING SEQUENCE (STEAM)


WASH HEAD

Purge out ullage beer with air until clear.                              3 sec.
Pre-rinse keg with fresh or recovered water.                             8 sec.
Purge out ore-rinse water with air.                                      5 sec.
Hot caustic or acid wash.                                               12 sec.
Low flow hot caustic or acid wash                                       12 sec.
Purge out hot caustic or acid to recovery tank with air.                 6 sec.
Final rinse keg with hot water.                                         12 sec.
Low flow hot water rinse.                                               12 sec.
Purge out hot water rinse with steam.                                   18 sec.
Pressurize to 20 p.s.i.g. with steam.                                    1 sec.
Release pressure from process head.                                      1 sec.

STERILIZE HOLD STATION

Steam                                                                   60 sec.

RACKING HEAD

Steam conn. head and keg neck.                                           5 sec.
Steam pressure release from keg.                                         5 sec.
Gas purge keg.                                                           8 sec.
Counter pressurize to 20 p.s.i.g.                                        2 sec.
Product fill.                                                           50 sec.
Spear out.                                                               1 sec.
Water scavenge and/or gas scavenge.                                      5 sec.

                     EXHIBIT "C" TO KEG MANAGEMENT AGREEMENT


                   MINERAL WASHING/SANITIZING SEQUENCE (OXINE)


WASH HEAD

Purge out ullage beer with air until clear.                              3 sec.
Pre-rinse keg with Oxine water.                                          8 sec.
Purge out Oxine water with air.                                          5 sec.
Hot caustic or acid wash.                                               12 sec.
Low flow hot caustic or acid wash                                       12 sec.
Purge out hot caustic or acid to recovery tank with air.                 6 sec.
Final rinse keg with Oxine water.                                       12 sec.
Low flow Oxine water rinse.                                             12 sec.
Oxine water fill.                                                       18 sec.
Spear out.                                                               1 sec.
Purge head.                                                              1 sec.

SANITIZE HOLD STATION

Oxine sanitize hold.                                                    60 sec.

RACKING HEAD

Gas purge Oxine water from keg.                                         10 sec.
Gas counter pressurize to 20 p.s.i.g.                                    2 sec.
Product fill.                                                           50 sec.
Spear out.                                                               1 sec.
Oxine water scavenge and/or gas scavenge                                 4 sec.

                     EXHIBIT "C" TO KEG MANAGEMENT AGREEMENT


                                    KEG PLANT
                             QUALITY CONTROL CHECKS


 A.   DETERGENT TANK TITRATION

The detergent set, detergent tank(s), Quality Control checks should be made before starting and at least twice during each eight (8) hour operating shift. Adjust frequency to meet the Quality Control department "comfort level". The acid titration level (phosphoric) should be in the range of 0.25% to maximum of 0.4% v/v and alkali titration level (caustic) in the range of 1.5 to 2.0% v/v.

 B.   KEG WATER CARRY-OVER AND TITRATION CHECKS

 1) After the keg has completed the wash head(s) sequence(s), the keg must be allowed to continue through the sterilizing sequence and then rejected (stopped) immediately prior to commencing the racking head(s) sequence(s). When the keg is retrieved at the discharge end of the machine, the keg can be cooled down by placing a cold water hose over the outer surfaces (if steam is used). A Quality Control keg coupler or funnel coupler (with the C02 and beer check valves removed) is then used to tap the keg. The keg must be inverted to remove the contents via the C02 port of the coupler by allowing the keg to drain or forcing the contents out with air or C02. The condensate or rinse residuals in a 50 liter or 1/2 half barrel keg normally measures between 40 to 80 ml.. A limit of 100 ml. should be set as a maximum allowable limit. If the levels are in excess of these amounts then the machine operation must be checked together with that of the steam quality and relevant steam main condensate traps.

2) The condensate obtained from the keg can be titrated to ensure that there is no acid and/or alkali carry-over from the wash heads.

NOTE 1: For this check the pH. of the condensate should be a known factor if steam is used for purging.

NOTE 2: This check should be carried out once a day for each machine lane and then reduced to the Quality Control department "comfort level".

 3) Another keg is used to do a similar check after it has been allowed to complete the sequences through the racker head(s) up to the point of immediately prior to commencing the beer filling sequence. Reject the keg prior to starting the beer filling sequence and remove the conveyor after discharging from the machine. When checking for the quantity of condensate present in the keg, it should be less than 15 ml.

                     EXHIBIT "C" TO KEG MANAGEMENT AGREEMENT


NOTE: This check should be carried out once a day for each machine lane and then reduced to the Quality Control department "comfort level".



 C.   MICROBIOLOGICAL CHECKS TO THE KEG

Introduce a liter of sterile liquid, (preferably beer), into a keg having completed the sequence as described in Procedure 3) above, via a sterilized keg valve and "funnel" coupler. This allows the keg to be checked for microbial integrity by removing 250 ml. of the sterile liquid into a sterile flask. Split the sample into two, 100 ml. samples via Millipore type membranes, plate and incubate the membranes on agar suitable for aerobic and anaerobic organisms.

Methods of doing this vary slightly. The main objective, however, is to ensure that consistency in sampling is maintained, i.e. having introduced the sterile liquid into the keg, each keg should be rotated a set number of times to ensure all surfaces have been covered equally before it is extracted. A known quantity should always go into the keg and a known quantity should always be extracted, filtered and plated.

NOTE 1: This procedure should be carried out at least once every two weeks.

NOTE: 2: Funnel couplers can be purchased via IDD to suit your keg valve type.

 D.   AFTER A C.I.P. SEQUENCE

After the C.I.P. sequence, the process mains, bright beer tank and racker connection head(s), can be swabbed and checked for visual cleanliness to ensure that the cleaning operation frequencies are effective and adequate.

NOTE: This should be carried out at least once a week.

 E.   BEER STABILITY SAMPLING

Samples are taken from the bright beer tank and keg at a frequency laid down by the brewery Quality Control department. A suitable stability test is to set aside a keg of beer from the leg line after filling and "forcing" the contents by leaving the keg in an environment of 70(degree) F. (21(degree)C). Taste, odor and clarity tests can then be taken after 72 hours and at regular durations thereafter as desired to suit the Quality Control departments standards.

SUMMARY

It is possible to determine the following about the keg machine function and cleaning procedures from the aforementioned.

                     EXHIBIT "C" TO KEG MANAGEMENT AGREEMENT


1) The wash water and detergent is being cleared from the keg by the final C02 or steam purge sequence on the final wash head.

2) The final rinse water on the final wash head is removing the detergent residual from the keg.

3) The C02 purge is removing the condensate trace from the keg on the racker head prior to filling with beer.

4) The microbial integrity, via steam sterilizing or Oxine (Cl02) sanitizing of the keg is being achieved.

5) The separate plant C.I.P. sequence is effective in removing all traces of beer protein and other residuals from the keg plant connection head(s) and piping system(s).

6) The cleanliness and microbial integrity is being maintained by the separate plant C.I.P. regime.

If you have any questions, please contact Jeff Gunn at IDD Process & Packaging, Inc. 1-800-621-4144 or 805-529-9890.

                        MICROSTAR KEG MANAGEMENT, L.L.C.
                              ACCOUNTING PROCEDURES

         These accounting procedures are subject to the terms and conditions of the Keg Management Agreement between MicroStar and Brewing Company. In the event of any conflict between these accounting procedures and the Keg Management Agreement (for this purpose, not including this Exhibit as part of such Agreement) the Agreement shall control.

Standard Accounting procedures:

Procedure: The ongoing standard policy is as follows:

 1. Brewing Company shall order kegs 30 days prior to any requested delivery date. Brewing Company will be required to provide ninety (90) days advance written notice to MicroStar for all orders which are 20% or more in excess of normal order quantity. All orders will be confirmed by fax or US mail by close of next business day. All Order(s) shall be deemed incomplete if not confirmed by MicroStar.

 2. Brewing Company will be invoiced XXXXXX per keg upon the receipt of each delivery of kegs (30 day terms). This invoicing is generated by shipment date and cross checked with the bill of lading returned by Brewing Company and trucking company invoice. In the event of delinquent payment of any invoice, MicroStar has the right to suspend deliveries of kegs and/or to require future payments to be made prior to delivery of kegs.

 3. Brewing Company must provide MicroStar with a bill of lading for all shipments from Brewing Company to its wholesaler(s) within 24 hours of shipment. This bill of lading will be required for inventory control and will generate an invoicing of deposit to wholesaler. Brewing Company is held responsible for lost/unaccounted for kegs under Brewing Company's control (subject to XXXX per lost keg fee).

 4. If Brewing Company effectuates a shipment to agreed upon regional wholesaler(s) identified in Exhibit "A-1" to the Keg Management Agreement, a XXXXX credit rebate will be provided to Brewing Company by MicroStar. If applicable, Brewing Company may further specify on Exhibit "A-2" to the Keg Management Agreement up to three (3) local wholesalers which currently impose no freight charge upon Brewing Company for the return of kegs, provided that (i) the wholesalers so designated agree to extend such free keg return arrangements to the keg deliveries to be made pursuant to this agreement, (ii) the timing, quantities and other arrangements relating to such keg returns are and remain consistent with the specific delivery terms prescribed by MicroStar, and (iii) Brewing Company agrees to assume and be responsible for any and all cost of freight for the return of all kegs from such designated local wholesalers. For each full keg sold by Brewing Company to such designated local wholesalers, the applicable adjustment by rebate or credit to Brewing Company will be XXXXXXXXXXXXXXXXXXXX per keg (resulting in an effective use fee to Brewing Company of XXXXXXXXXXXXXXXXXXXX per keg). In the event that any one of the above specified requirements for status as a designated local wholesaler ceases to be applicable, then effective on the date such

                     EXHIBIT "D" TO KEG MANAGEMENT AGREEMENT
                                     Page 2
     requirement is no longer satisfied, the affected wholesaler shall automatically be regarded as a regional wholesaler covered by Exhibit "A-1" to the Keg Management Agreement. This information concerning local shipments and return of kegs from specific wholesalers shall be cross checked against the bill of lading and/or the signed loading report. Such credit will be applied to Brewing Company's next invoice for kegs or, if a net credit is generated, the credit will be refunded during normal processing within 30 days. With respect to kegs used by Brewing Company in on-site pub operations or self-distributed sales, the use fee shall be XXXXXXXXXXXXXXXXXXXX per keg, per filling. Invoices for such fees will be based upon the monthly report of sales submitted by Brewing Company to applicable state authorities in relation to its on-site pub operations or self-distributed sales, a copy of which shall be furnished to MicroStar at the time such report is filed.

 5. MicroStar will invoice wholesaler for a deposit of XXXXXX per keg from the bill of lading or, if no bill of lading, a signed loading report as provided by Brewing Company.

 6. MicroStar will credit wholesaler for each empty keg shipped from the wholesaler by and at the direction of MicroStar. The credit will be generated by the bill of lading on shipment and will be corrected for any errors for incorrect shipments including wrong kegs being shipped, mistakes in number of kegs and the damage of kegs at wholesaler level. The information on shipment errors will be provided by Brewing Company upon Brewing Company's receipt of such kegs.

 7. Brewing Company is required to provide a written monthly keg movement report including opening inventory, number of kegs received from MicroStar during the month, shipments out (summarized by wholesaler) and ending inventory. Brewing Company will also provide MicroStar or its representative with state and federal tax reports for purpose of cross checking shipments upon request.

 8. Brewing Company shall be subject to inspection and audit of inventory by MicroStar during Brewing Company's normal business hours with 24 hour notice (to be given during normal business hours).

 9. Brewing Company will be responsible for inventorying kegs received from MicroStar as to the number of kegs received, verification of MicroStar ownership of kegs and identification of any damaged kegs.

 10. Wholesaler refund credits will be adjusted for wrong kegs shipped to Brewing Company or damage which occurs at its level.

                     EXHIBIT "D" TO KEG MANAGEMENT AGREEMENT
                                     Page 2

                     EXHIBIT "E" TO KEG MANAGEMENT AGREEMENT




Mendocino Brewing Company, Inc.
13351 South Highway 101,
Hopland, California  95449
Attention: Mr. Michael Lovett

                                               RE:  Keg Purchase  Terms Pursuant
                                                    to   Section   11.6  of  Keg
                                                    Management Agreement

MicroStar Keg Management,  L.L.C.  ("MicroStar")  and Mendocino Brewing Company,
Inc.  ("Mendocino")  are parties to a Keg Management  Agreement  dated effective
_______________,  1997.  The  following  table  specifies  the  prices  at which individual  kegs are to be valued for purchase by Mendocino  pursuant to Section
11.6 of the Keg Management Agreement:
         ===================================================================================================
                          AGE OF KEGS (YEARS)                                      VALUE
         ---------------------------------------------------------------------------------------------------
                               XXXXXXXX                                           XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXX                                          XXXXXX
         ---------------------------------------------------------------------------------------------------
                              XXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                             XXXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                             XXXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                             XXXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                             XXXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                             XXXXXXXXXXXX                                         XXXXXX
         ---------------------------------------------------------------------------------------------------
                               XXXXXXXXX                                           XXX
         ===================================================================================================

         The specified values are subject to verification by Mendocino of each keg's condition at time of purchase as being in good working order in compliance with all applicable laws and regulations and prevailing industry standards, and without unusual or excessive wear and/or unusual or excessive body, neck, valve or chimb damage.

Mendocino Brewing Company, Inc.
Page 2

         This joint memorandum is subject to the terms and conditions of the Keg Management Agreement between MicroStar and Brewing Company. In the event of any conflict between this joint memorandum and the Keg Management Agreement (for this purpose, not including this Exhibit as part of such Agreement), the Agreement shall control.

         The kegs to be purchased pursuant to Section 11.6 shall be such kegs as are then currently available for disposition by MicroStar Keg Management, L.L.C. and it is understood by the parties hereto that the age of the kegs which may then be available cannot presently be ascertained. Mendocino may refuse to purchase any keg that does not conform to the above conditions. The requisite quantities of kegs shall be delivered monthly in prorated portions by MicroStar Keg Management, L.L.C. to Mendocino designated location over an approximate three (3) month period. After confirmation of delivery of conforming kegs, a Bill of Sale will be delivered assigning title to Mendocino free and clear of any lien or security interest and Mendocino shall contemporaneously remit payment for all kegs so purchased.

         This joint memorandum shall serve to confirm that the foregoing valuations shall apply in the case of a purchase right/obligation accruing upon termination.


                    EXHIBIT "E" TO KEG MANAGEMENT AGREEMENT